Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ICO Global Communications (Holdings) Limited (“Company”) on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (“Report”), Michael P. Corkery, Acting Chief Executive Officer (principal executive officer) and Executive Vice President, Chief Financial Officer (principal financial and accounting officer) of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ MICHAEL P. CORKERY
Michael P. Corkery
Acting Chief Executive Officer(Principal Executive Officer)
and Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)
May 11, 2009

A signed original of this written statement has been provided to ICO Global Communications (Holdings) Limited and will be retained by ICO Global Communications (Holdings) Limited and furnished to the Securities and Exchange Commission or its staff upon request.